UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2006

Anika Therapeutics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	000-21326	04-3145961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

160 New Boston Street, Woburn, Massachusetts		01801
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 932-6616

No Change Since Last Report
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

          On June 30, 2006, Anika Therapeutics, Inc. (the “Company”) entered into a License and Development Agreement (the “License Agreement”) with Galderma Pharma S.A., a joint venture between Nestlé and L’Oréal (“Galderma”), and a Supply Agreement (together with the License Agreement, the “Agreements”) with Galderma and Galderma S.A., an affiliate of Galderma, for the exclusive worldwide development and commercialization of hyaluronic acid based cosmetic tissue augmentation (“CTA”) products.  Pursuant to the Agreements, Anika will be responsible for the development and manufacturing of the CTA products, and Galderma will be responsible for the commercialization, including distribution and marketing, of the CTA products worldwide.

          Under the terms of the Agreements, the Company will receive a non-refundable, upfront payment of $1 million.  The Agreements also set forth milestone events related to final regulatory approvals of the CTA products in the United States and Europe, respectively, that, if achieved, would entitle the Company to aggregate milestone payments of up to $5 million for the initial CTA product and up to an additional $1.5 million for each additional CTA product that the parties agree to develop and market.  In addition, the Agreements provide the Company with transfer payments for supplying Galderma with the CTA products and royalties based on sales of the Company’s CTA products by Galderma to its customers.  The Agreements also provide for a number of additional milestone payments of up to $14.5 million if CTA product net sales exceed certain net sales targets.  Under the terms of the Agreements, Galderma will support the development of the Company’s CTA products, including reimbursement for certain development costs for the enhancement of the initial CTA product, line extensions and clinical trial support, and the Company will make appropriate regulatory filings with the U.S. Food and Drug Administration and regulators in the European Union to enhance features of its initial CTA product.

          The Agreements have an initial term of ten years, unless earlier terminated pursuant to any one of several early termination rights of each party.  In certain circumstances, an early termination of the Agreements will require the Company to refund to Galderma certain product development milestone payments and reimbursements of development costs.  Following the initial term, the Agreements will automatically renew for an additional three year period if a certain net sales target has been exceeded, unless terminated by Galderma prior to the expiration of the initial term.

          The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the text of the Agreements, which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2006, unless earlier terminated or filed.

          The Company issued a press release concerning the Agreements, which is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Anika Therapeutics, Inc. on July 5, 2006

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANIKA THERAPEUTICS, INC.

July 7, 2006	By:	/s/ Kevin W. Quinlan

Kevin W. Quinlan
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Anika Therapeutics, Inc. on July 5, 2006